UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

SILO PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41512	27-3046338
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

677 N. Washington Boulevard
Sarasota, FL 34236
(Addressof principal executive offices, including ZIP code)

(718) 400-9031
(Registrant’s telephone number, including area code)

560 Sylvan Ave, Suite 3160

Englewood Cliffs NJ 07632
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SILO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 11, 2023, Silo Pharma, Inc. (the “Company”) reconvened its previously adjourned 2023 Annual Meeting of Stockholders (the “Meeting”) with respect to Proposal 3 (reincorporation from the State of Delaware to the State of Nevada (the “Reincorporation”)), as described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 23, 2023 (the “Proxy Statement”).

As of October 12, 2023, the record date for the Meeting, there were 3,109,497 shares of our common stock outstanding, of which a quorum was represented in person or by valid proxies at the reconvened meeting. The final result for Proposal 3, as set forth in the Proxy Statement, is as follows:

Proposal 3. At the reconvened Meeting, the Company’s stockholders approved the Reincorporation. The result of the votes to approve the Reincorporation was as follows:.

For	Against	Abstain	Broker Non-Vote
1,589,197	43,858	10,276	40,875

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2023

SILO PHARMA INC.

/s/ Eric Weisblum
Eric Weisblum
Chief Executive Officer